Exhibit 99.(d)(3)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

Amendment dated as of                , 2008 to the Investment Advisory Agreement dated as of May 1, 2000, as amended as of May 1, 2002, between Penn Series Funds, Inc. (“Penn Series”) and Independence Capital Management, Inc. (the “Adviser”).

WITNESSETH:

WHEREAS, Penn Series and Adviser entered into an Investment Advisory Agreement (the “Agreement”) dated as of May 1, 2000, as amended as of May 1, 2002;

WHEREAS, in accordance with Section 1 of the Agreement, Schedule A to the Agreement lists certain portfolios of Penn Series with respect to which Adviser renders investment advisory services pursuant to the terms and conditions of the Agreement;

WHEREAS, in accordance with Section 3 of the Agreement, Schedule B to the Agreement sets forth the investment advisory fees to be paid by Penn Series to the Adviser for such services; and

WHEREAS, Penn Series and the Adviser wish to amend and restate Schedules A and B of the Agreement for the purpose of adding additional portfolios of Penn Series to the Agreement and setting forth investment advisory fees that Penn Series will pay to the Adviser for providing investment advisory services to such additional portfolios:

NOW THEREFORE, Penn Series and the Adviser hereby amend and restate Schedules A and B to the Agreement as set forth in Schedules A and B attached to this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their officers designated below as of the day and year first written above.

PENN SERIES FUNDS, INC.		INDEPENDENCE CAPITAL MANAGEMENT, INC.

By:		By:
Name:	Peter M. Sherman	Name:
Title:	President	Title:

Schedule A

to

INVESTMENT ADVISORY AGREEMENT

between

PENN SERIES FUNDS, INC.

and

INDEPENDENCE CAPITAL MANAGEMENT, INC.

Penn Series Funds

Money Market Fund

Limited Maturity Bond Fund

Quality Bond Fund

High Yield Bond Fund

Flexibly Managed Fund

Growth Stock Fund

Large Cap Value Fund

Index 500 Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Small Cap Growth Fund

Small Cap Value Fund

International Equity Fund

Large Cap Growth Fund

Strategic Value Fund

REIT Fund

Large Core Growth Fund

Large Core Value Fund

SMID Cap Growth Fund

SMID Cap Value Fund

Emerging Markets Equity Fund

Small Cap Index Fund

Developed International Index Fund

Balanced Fund

Aggressive Allocation Fund

Moderately Aggressive Allocation Fund

Moderate Allocation Fund

Moderately Conservative Allocation Fund

Conservative Allocation Fund

A-1

Schedule B

to

INVESTMENT ADVISORY AGREEMENT

between

PENN SERIES FUNDS, INC.

and

INDEPENDENCE CAPITAL MANAGEMENT, INC.

NAME OF FUND	INVESTMENT ADVISORY FEES (As a Percentage of the Average Daily Net Assets of the Fund)

Money Market Fund	0.20% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.15% with respect to average daily net assets of the Fund in excess of $100,000,000.

Limited Maturity Bond Fund	0.30%

Quality Bond Fund	0.35% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.30% with respect to average daily net assets of the Fund in excess of $100,000,000.

High Yield Bond Fund	0.50%

Flexibly Managed Fund	0.60%

Growth Stock Fund	0.65% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.60% with respect to average daily net assets of the Fund in excess of $100,000,000.

Large Cap Value Fund	0.60%

Index 500 Fund	0.07%

Mid Cap Growth Fund	0.70%

NAME OF FUND	INVESTMENT ADVISORY FEES (As a Percentage of the Average Daily Net Assets of the Fund)

Mid Cap Value Fund

0.55% of the first $250 million of average net assets; 0.525% of the next $250 million; 0.50% of the next $250 million; 0.475% of the next $250 million; 0.45% of the next $500 million; and 0.425% of average daily net assets in excess of $1.5 billion.

Small Cap Growth Fund

0.80% of the first $25,000,000 of average daily net assets of the Fund; 0.75% of the next $25,000,000 of average daily net assets of the Fund; and 0.70% of average daily net assets of the Fund in excess of $50,000,000.

Small Cap Value Fund	0.85%

International Equity Fund	0.85%

Large Cap Growth Fund	0.55%

Strategic Value Fund	0.72%

REIT Fund	0.70%

Large Core Growth Fund	0.56%

Large Core Value Fund	0.46%

SMID Cap Growth Fund	0.75%

SMID Cap Value Fund	0.95%

Emerging Markets Equity Fund

1.25% on the first $500 million of average daily net assets of the Fund; 1.20% on the next $500 million of average daily net assets of the Fund; 1.15% on the next $1.5 billion of average daily net assets of the Fund; and 1.00% on average daily net assets over $2.5 billion.

Small Cap Index Fund	0.30%

NAME OF FUND	INVESTMENT ADVISORY FEES (As a Percentage of the Average Daily Net Assets of the Fund)

Developed International Index Fund	0.30%

Balanced Fund	0.00%

Aggressive Allocation Fund	0.10%

Moderately Aggressive Allocation Fund	0.10%

Moderate Allocation Fund	0.10%

Moderately Conservative Allocation Fund	0.10%

Conservative Allocation Fund	0.10%